EXHIBIT 99

EMC INSURANCE GROUP INC.

REPORTS RECORD 2006 RESULTS

AND ANNOUNCES 2007 GUIDANCE

Fourth Quarter 2006

Net Income Per Share -- $0.84

Net Operating Income Per Share -- $0.78

GAAP Combined Ratio – 96.3 percent

Year Ended December 31, 2006

Net Income Per Share -- $3.91

Net Operating Income Per Share -- $3.70

GAAP Combined Ratio – 92.9 percent

DES MOINES, Iowa (February 22, 2007) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported fourth quarter operating income of $0.78 per share for the quarter ended December 31, 2006, compared to $1.34 per share for the fourth quarter of 20051. Operating income for the year ended December 31, 2006 was a record $3.70 per share, compared to $2.98 per share for the same period in 2005.

Net income, including realized investment gains/losses, was $11,494,000 ($0.84 per share) for the fourth quarter of 2006 compared to $19,017,000 ($1.40 per share) for the fourth quarter of 2005. Net income for the year ended December 31, 2006 was a record $53,547,000 ($3.91 per share) compared to $43,009,000 ($3.16 per share) for the same period in 2005.

“2006 was another outstanding year for EMC Insurance Group Inc.,” stated President and CEO Bruce G. Kelley. “We had a string of three consecutive record quarters and the fourth quarter was the second best fourth quarter in our history. The result was another record-setting year.”

Premiums earned decreased 3.7 percent to $102,756,000 for the three months ended December 31, 2006 from $106,714,000 for the same period in 2005. For the year ended December 31, 2006, premiums earned decreased 5.8 percent to $391,615,000 from $415,625,000 for the same period in 2005. These decreases are primarily attributed to the reinsurance segment and reflect Employers Mutual’s reduced participation in the Mutual Reinsurance Bureau (MRB) pool and the revised terms of the quota share agreement; however, the property and casualty insurance segment also experienced a small decline for the year. As previously announced, MRB now has five participating members rather than three, which significantly decreased the reinsurance segment’s premium volume. On an overall basis, premium rate competition increased moderately in the property and casualty insurance marketplace during 2006, resulting in an approximate 3.7 percent reduction in premium rate levels. Market conditions are expected to remain competitive in 2007, which will likely result in further rate reductions.

Investment income increased 8.3 percent to $11,904,000 for the fourth quarter and 14.7 percent to $46,692,000 for the year ended December 31, 2006 from $10,991,000 and $40,696,000 for the same periods in 2005. These increases are primarily attributed to the fact that the $107,801,000 of cash received from Employers Mutual Casualty Company in the first quarter of 2005 in connection with the change in the pool participation was fully invested throughout 2006. The Company also benefited from a slightly higher rate of return on its fixed maturity securities.

The Company experienced $3,438,000 ($0.16 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2006 compared to $6,460,000 ($0.31 per share after tax) in the fourth quarter of 2005. For the year ended December 31, 2006, the Company had favorable development on prior years’ reserves of $41,916,000 ($1.99 per share after tax) compared to $15,408,000 ($0.74 per share after tax) for the same period in 2005. While the amount of favorable development experienced in 2006 was unusually large, it is important to note that, on a net basis, much of the favorable development can be attributed to the final settlement of closed claims. It is also important to note that current actuarial analysis supports the conclusion that newly reported claims continue to be reserved at a high level of adequacy.

“Carried loss and settlement expense reserves are toward the high end of the range of actuarial indications at December 31, 2006. This is similar to our position at year-end 2005,” stated President and CEO Bruce G. Kelley. “Even so, because so much of the favorable development experienced in 2006 was derived from closed claims, we would not expect to experience the same extent of favorable development during 2007.”

Catastrophe and storm losses were $1,700,000 ($0.08 per share after tax) in the fourth quarter of 2006 compared to $1,374,000 ($0.07 per share after tax) in the fourth quarter of 2005. For the year ended December 31, 2006, catastrophe and storm losses totaled $14,635,000 ($0.69 per share after tax) compared to $24,382,000 ($1.16 per share after tax) for the same period in 2005.

The Company’s GAAP combined ratio was 96.3 percent in the fourth quarter of 2006 compared to

84.7 percent in the fourth quarter of 2005. For the year ended December 31, 2006, the GAAP combined ratio was 92.9 percent compared to 95.7 percent for the same period in 2005.

At December 31, 2006, consolidated assets increased 8.3 percent and totaled $1.2 billion, including $1.0 billion in the investment portfolio; stockholders’ equity increased 17.7 percent to $308.3 million; and net book value of the Company’s stock was $22.44 per share, an increase of 16.9 percent from $19.20 per share at December 31, 2005.

The Company’s management expects 2007 operating income to be within a range of $2.25 per share and $2.50 per share. This estimate is based on a projected GAAP combined ratio of 100.6 percent and management’s expectations of increased rate competition for good business in the property and casualty insurance segment.

The Company will hold an earnings teleconference call at 2:30 p.m. eastern standard time on February 22, 2007 to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s quarterly and year-end 2006 results, as well as its expectations for 2007. Dial-in information for the call is toll-free 1-866-203-2528; passcode 80244022. The event will be archived and available for digital replay through March 1, 2007. The replay access information is toll-free 1-888-286-8010; passcode 96604845.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcinsurance.com or at www.thomsonone.com. The webcast will be archived and available for replay until February 21, 2008. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions. You should not place undue reliance on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENT OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 80,985,652	$ 21,770,274	$ -	$ 102,755,926
Investment income, net	8,719,294	3,113,867	70,555	11,903,716
Other income	94,412	-	-	94,412
	89,799,358	24,884,141	70,555	114,754,054
Losses and expenses:
Losses and settlement expenses	49,798,628	14,284,701	-	64,083,329
Dividends to policyholders	2,046,699	-	-	2,046,699
Amortization of deferred policy acquisition costs	18,108,742	4,678,254	-	22,786,996
Other underwriting expenses	9,039,959	1,012,619	-	10,052,578
Interest expense	193,125	84,975	-	278,100
Other expenses	181,448	(34,852)	227,788	374,384
	79,368,601	20,025,697	227,788	99,622,086
Operating income (loss) before income taxes	10,430,757	4,858,444	(157,233)	15,131,968
Realized investment gains	1,093,321	147,576	-	1,240,897
Income (loss) before income taxes	11,524,078	5,006,020	(157,233)	16,372,865
Income tax expense (benefit):
Current	905,373	1,175,422	(55,032)	2,025,763
Deferred	2,636,940	215,907	-	2,852,847
	3,542,313	1,391,329	(55,032)	4,878,610
Net income (loss)	$ 7,981,765	$ 3,614,691	$ (102,201)	$ 11,494,255
Average shares outstanding				13,732,573
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.58	$ 0.26	$ -	$ 0.84
Decrease in provision for
insured events of prior years (after tax)	$ 0.02	$ 0.14	$ -	$ 0.16
Catastrophe and storm losses (after tax)	$ (0.08)	$ -	$ -	$ (0.08)
Dividends per share				$ 0.17
Other Information of Interest:
Written Premium	$ 66,302,971	$ 21,326,227	$ -	$ 87,629,198
Decrease in provision for
insured events of prior years	$ (416,821)	$ (3,020,816)	$ -	$ (3,437,637)
Catastrophe and storm losses	$ 1,633,936	$ 65,754	$ -	$ 1,699,690
GAAP Combined Ratio:
Loss ratio	61.5%	65.6%	-	62.4%
Expense ratio	36.0%	26.2%	-	33.9%
	97.5%	91.8%	-	96.3%

	Property and
	Casualty		Parent
Quarter Ended December 31, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 80,458,573	$ 26,255,605	$ -	$ 106,714,178
Investment income, net	8,146,294	2,816,648	27,836	10,990,778
Other income	263,154	-	-	263,154
	88,868,021	29,072,253	27,836	117,968,110
Losses and expenses:
Losses and settlement expenses	37,952,070	13,997,001	-	51,949,071
Dividends to policyholders	2,783,798	-	-	2,783,798
Amortization of deferred policy acquisition costs	19,061,611	5,581,998	-	24,643,609
Other underwriting expenses	9,567,112	1,461,949	-	11,029,061
Interest expense	193,125	84,975	-	278,100
Other expenses	211,179	-	196,900	408,079
	69,768,895	21,125,923	196,900	91,091,718
Operating income (loss) before income taxes	19,099,126	7,946,330	(169,064)	26,876,392
Realized investment gains (losses)	1,005,949	87,213	(5,625)	1,087,537
Income (loss) before income taxes	20,105,075	8,033,543	(174,689)	27,963,929
Income tax expense (benefit):
Current	7,089,272	1,885,103	(61,142)	8,913,233
Deferred	(544,493)	578,119	-	33,626
	6,544,779	2,463,222	(61,142)	8,946,859
Net income (loss)	$ 13,560,296	$ 5,570,321	$ (113,547)	$ 19,017,070
Average shares outstanding				13,627,946
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.00	$ 0.41	$ (0.01)	$ 1.40
Decrease in provision for
insured events of prior years (after tax)	$ 0.28	$ 0.03	$ -	$ 0.31
Catastrophe and storm losses (after tax)	$ -	$ (0.07)	$ -	$ (0.07)
Dividends per share				$ 0.16
Other Information of Interest:
Written Premium	$ 64,664,586	$ 25,688,180	$ -	$ 90,352,766
Decrease in provision for
insured events of prior years	$ (5,932,452)	$ (527,061)	$ -	$ (6,459,513)
Catastrophe and storm losses	$ (155,333)	$ 1,528,936	$ -	$ 1,373,603
GAAP Combined Ratio:
Loss ratio	47.2%	53.3%	-	48.7%
Expense ratio	39.0%	26.8%	-	36.0%
	86.2%	80.1%	-	84.7%

	Property and
	Casualty		Parent
Year ended December 31, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 318,416,718	$ 73,198,723	$ -	$ 391,615,441
Investment income, net	34,310,739	12,116,726	264,464	46,691,929
Other income	526,617	-	-	526,617
	353,254,074	85,315,449	264,464	438,833,987
Losses and expenses:
Losses and settlement expenses	178,305,327	50,147,165	-	228,452,492
Dividends to policyholders	8,663,715	-	-	8,663,715
Amortization of deferred policy acquisition costs	71,708,560	14,856,471	-	86,565,031
Other underwriting expenses	37,337,648	2,681,846	-	40,019,494
Interest expense	772,500	339,900	-	1,112,400
Other expenses	1,065,324	61,055	781,383	1,907,762
	297,853,074	68,086,437	781,383	366,720,894
Operating income (loss) before income taxes	55,401,000	17,229,012	(516,919)	72,113,093
Realized investment gains	4,026,538	225,751	-	4,252,289
Income (loss) before income taxes	59,427,538	17,454,763	(516,919)	76,365,382
Income tax expense (benefit):
Current	16,907,367	4,696,561	(180,027)	21,423,901
Deferred	1,446,249	(51,872)	-	1,394,377
	18,353,616	4,644,689	(180,027)	22,818,278
Net income (loss)	$ 41,073,922	$ 12,810,074	$ (336,892)	$ 53,547,104
Average shares outstanding				13,710,953
Per Share Data:
Net income (loss) per share - basic and diluted	$ 3.00	$ 0.93	$ (0.02)	$ 3.91
Decrease in provision for insured
events of prior years (after tax)	$ 1.53	$ 0.46	$ -	$ 1.99
Catastrophe and storm losses (after tax)	$ (0.67)	$ (0.02)	$ -	$ (0.69)
Dividends per share				$ 0.65
Book value per share				$ 22.44
Effective tax rate				29.9%
Net income as a percent of beg. SH equity				20.5%
Other Information of Interest:
Written Premium	$ 319,984,030	$ 66,268,178	$ -	$ 386,252,208
Decrease in provision for
insured events of prior years	$ (32,255,312)	$ (9,660,943)	$ -	$ (41,916,255)
Catastrophe and storm losses	$ 14,312,793	$ 322,080	$ -	$ 14,634,873
GAAP Combined Ratio:
Loss ratio	56.0%	68.5%	-	58.3%
Expense ratio	37.0%	24.0%	-	34.6%
	93.0%	92.5%	-	92.9%

	Property and
	Casualty		Parent
Year Ended December 31, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 321,164,542	$ 94,460,204	$ -	$ 415,624,746
Investment income, net	29,694,641	10,783,434	218,168	40,696,243
Other income	656,846	-	-	656,846
	351,516,029	105,243,638	218,168	456,977,835
Losses and expenses:
Losses and settlement expenses	197,900,156	60,026,337	-	257,926,493
Dividends to policyholders	7,540,547	-	-	7,540,547
Amortization of deferred policy acquisition costs	72,765,822	19,635,071	-	92,400,893
Other underwriting expenses	33,773,900	6,285,514	-	40,059,414
Interest expense	772,500	339,900	-	1,112,400
Other expenses	821,511	-	840,920	1,662,431
	313,574,436	86,286,822	840,920	400,702,178
Operating income (loss) before income taxes	37,941,593	18,956,816	(622,752)	56,275,657
Realized investment gains (losses)	3,803,585	36,205	(5,625)	3,834,165
Income (loss) before income taxes	41,745,178	18,993,021	(628,377)	60,109,822
Income tax expense (benefit):
Current	15,227,185	4,794,776	(239,779)	19,782,182
Deferred	(3,073,446)	373,055	18,986	(2,681,405)
	12,153,739	5,167,831	(220,793)	17,100,777
Net income (loss)	$ 29,591,439	$ 13,825,190	$ (407,584)	$ 43,009,045
Average shares outstanding				13,606,203
Per Share Data:
Net income (loss) per share - basic and diluted	$ 2.17	$ 1.02	$ (0.03)	$ 3.16
Decrease in provision for
insured events of prior years (after tax)	$ 0.71	$ 0.03	$ -	$ 0.74
Catastrophe and storm losses (after tax)	$ (0.90)	$ (0.26)	$ -	$ (1.16)
Dividends per share				$ 0.61
Book value per share				$ 19.20
Effective tax rate				28.4%
Net income as a percent of beg. SH equity				18.8%
Other Information of Interest:
Written Premium	$ 350,645,907	$ 92,588,093	$ -	$ 443,234,000
Decrease in provision for
insured events of prior years	$ (14,808,375)	$ (599,528)	$ -	$ (15,407,903)
Catastrophe and storm losses	$ 18,967,149	$ 5,414,659	$ -	$ 24,381,808
GAAP Combined Ratio:
Loss ratio	61.6%	63.5%	-	62.1%
Expense ratio	35.5%	27.5%	-	33.6%
	97.1%	91.0%	-	95.7%

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $5,768,918 and $18,287,704)	$ 5,679,960	$ 17,927,478
Securities available-for-sale, at fair value
(amortized cost $724,943,182 and $740,845,145)	735,596,894	753,399,943
Fixed maturity securities on loan:
Securities held-to-maturity, at amortized cost
(fair value $0 and $1,891,504)	-	1,866,928
Securities available-for-sale, at fair value
(amortized cost $89,841,454 and $41,922,225)	88,909,477	41,656,150
Equity securities available-for-sale, at fair value
(cost $77,089,044 and $66,115,755)	112,527,480	93,343,172
Other long-term investments, at cost	552,202	4,269,566
Short-term investments, at cost	58,053,337	37,345,456
Total investments	1,001,319,350	949,808,693

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	37,805,569	46,372,087
Prepaid reinsurance premiums	4,807,822	4,846,084
Deferred policy acquisition costs	33,662,408	34,106,217
Defined benefit retirement plan, prepaid asset	7,836,958	5,633,370
Other assets	2,410,120	2,281,025
Cash	196,274	333,048
Accrued investment income	11,363,814	10,933,046
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	205,046	211,595
Income taxes recoverable	1,888,935	-
Deferred income taxes	12,403,141	13,509,369
Goodwill, at cost less accumulated amortization
of $2,616,234 and $2,616,234	941,586	941,586
Securities lending collateral	91,317,719	44,705,501
Total assets	$ 1,206,158,742	$ 1,113,681,621

	December 31,	December 31,
	2006	2005
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 548,547,982	$ 544,051,061
Unearned premiums	155,653,799	160,693,288
Other policyholders' funds	7,320,536	5,359,116
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	18,621,351	19,899,329
Employee retirement plans	17,700,372	13,681,388
Other liabilities	22,702,661	21,764,259

Income taxes payable	-	5,644,516
Securities lending obligation	91,317,719	44,705,501
Total liabilities	897,864,420	851,798,458

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,741,663
shares in 2006 and 13,642,705 shares in 2005	13,741,663	13,642,705
Additional paid-in capital	107,016,563	104,800,407
Accumulated other comprehensive income	24,934,903	25,470,039
Retained earnings	162,601,193	117,970,012
Total stockholders' equity	308,294,322	261,883,163
Total liabilities and stockholders' equity	$ 1,206,158,742	$ 1,113,681,621

The Company had total cash and invested assets with a carrying value of $1.0 billion and $950.1 million as of December 31, 2006 and December 31, 2005, respectively. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	December 31, 2006
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,680	$ 5,769	0.6%	$ 5,680
Fixed maturity securities available-for-sale	814,785	824,507	82.3%	824,507
Equity securities available-for-sale	77,089	112,527	11.2%	112,527
Cash	196	196	-	196
Short-term investments	58,053	58,053	5.8%	58,053
Other long-term investments	552	552	0.1%	552
	$ 956,355	$ 1,001,604	100.0%	$ 1,001,515

	December 31, 2005
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 19,794	$ 20,179	2.1%	$ 19,794
Fixed maturity securities available-for-sale	782,767	795,056	83.6%	795,056
Equity securities available-for-sale	66,116	93,343	9.8%	93,343
Cash	333	333	-	333
Short-term investments	37,346	37,346	4.0%	37,346
Other long-term investments	4,270	4,270	0.5%	4,270
	$ 910,626	$ 950,527	100.0%	$ 950,142

The amortized cost and estimated fair value of fixed maturity and equity securities at December 31, 2006 were as follows:

	Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 4,997	$ 46	$ -	$ 5,043
Mortgage-backed securities	683	43	-	726
Total securities held-to-maturity	$ 5,680	$ 89	$ -	$ 5,769

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 427,413	$ 330	$ 5,598	$ 422,145
Obligations of states and political subdivisions	258,312	11,011	9	269,314
Mortgage-backed securities	18,316	880	93	19,103
Public utility securities	6,003	330	-	6,333
Debt securities issued by foreign governments	6,904	72	18	6,958
Corporate securities	97,837	3,309	492	100,654
Total fixed maturity securities	814,785	15,932	6,210	824,507

Common stocks	68,589	35,610	463	103,736
Non-redeemable preferred stocks	8,500	291	-	8,791
Total equity securities	77,089	35,901	463	112,527
Total securities available-for-sale	$ 891,874	$ 51,833	$ 6,673	$ 937,034

NET WRITTEN PREMIUMS

	Three Months Ended		Twelve Months Ended
	December 31, 2006		December 31, 2006
		Percent of		Percent of
		Increase/		Increase/
	Percent of	(Decrease) in	Percent of	(Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance (1)
Commercial Lines:
Automobile	17.4%	6.4%	18.4%	-%
Liability	16.6%	9.8%	18.1%	4.3%
Property	14.4%	4.6%	15.9%	1.2%
Workers' Compensation	13.1%	1.3%	15.7%	0.4%
Other	2.2%	(6.0)%	2.2%	9.5%
Total	63.7%	5.3%	70.3%	1.8%

Personal Lines:
Automobile	6.6%	(9.7)%	6.3%	(13.8)%
Property	5.2%	(10.6)%	5.3%	(8.2)%
Liability	0.2%	8.6%	0.2%	3.5%
Total	12.0%	(9.9)%	11.8%	(11.1)%

Reinsurance (2)	24.3%	(17.0)%	17.9%	(24.7)%
Total	100.0%		100.0%

(1)	Excludes $29,630,612 portfolio adjustment related to the January 1, 2005 change in aggregate pool participation.

(2)	Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.